For Immediate Release

8x8, Inc. Reports Second Quarter Fiscal 2016 Financial Results

Total Revenue of $50.9 Million; Service Revenue Grows 30% YoY;
Service Revenue From Mid-Market/Enterprise Customers Grows 52% YoY;
Non-GAAP Net Income of $3.0 Million, $0.03 Per Share

SAN JOSE, Calif. - Oct. 22, 2015 -- 8x8, Inc. (NASDAQ:EGHT), a provider of cloud-based unified communications and contact center solutions, today reported financial results for the second quarter of fiscal 2016 ended September 30, 2015.

Second Quarter Fiscal 2016 Financial Highlights:
  Total revenue of $50.9 million increased 29% year over year; service revenue of $47.0 million increased 30% year over year.
  GAAP net loss for the second quarter of fiscal 2016 was ($1.9 million), or ($0.02) per diluted share, compared with GAAP net income of $1.3 million, or $0.01 per diluted share, in the second quarter of fiscal 2015.
  Non-GAAP net income was $3.0 million, $0.03 per diluted share, compared with $4.3 million, $0.05 per diluted share, for the same period last year.
  Service revenue from mid-market/enterprise customers grew 52% year over year and now represents 48% of the Company's total service revenue.
  Average monthly service revenue per business customer increased 20% to $360, compared with $299 in the same period last year.

"In the second quarter of fiscal 2016, we saw further evidence of the expanding cloud communications market from one that has been driven primarily by SMB adoption to a broader opportunity that now includes much larger global mid-market and enterprise organizations," said 8x8 CEO Vik Verma. "8x8 has been planning for this market evolution over the past two years and, with our Global Reach strategy, integrated cloud UC and Contact Center platform and comprehensive analytics, we believe we are uniquely positioned to take advantage of this trend. This quarter, we signed three of the largest deals in the Company's history and saw a 102% year over year increase in new recurring service revenue booked from mid-market and enterprise customers and by channel sales teams."

Mr. Verma continued, "Given our strong revenue growth this quarter, we are revising our previously stated guidance of annual revenue for fiscal 2016 in the $202 million to $206 million range, representing a 24% - 27% year over year increase, to annual revenue of $204 million to $206 million, representing a 26% - 27% year over year increase. Our guidance for non-GAAP net income as a percentage of revenue of approximately 6% for the full fiscal year remains unchanged."

Additional Second Quarter and Year-to-Date Highlights:
  New monthly recurring revenue (MRR) sold to mid-market/enterprise customers and by channel sales teams increased 102% year-over-year and accounted for 58% of total MRR booked in the quarter, compared with 41% of total MRR booked in the same period last year.
  GAAP service margin was 80%, compared with 79% in the same period a year ago; overall gross margin was 73%, compared with 72% in the same year ago period.
  Monthly business service revenue churn was 0.8%, compared with 0.9% in the same period last year.
  Repurchased approximately 1.3 million shares of the Company's common stock during the quarter at an average price of $8.01 per share; on October 20, 2015, 8x8's Board of Directors approved a new share repurchase program authorizing up to an additional $15 million in repurchases of the Company's outstanding shares of common stock.
  Cash, cash equivalents and investments were $149 million in the second quarter of fiscal 2016, compared with $157 million in the previous quarter; cash flow from operating activities was $2.5 million.
  Announced new deal with Regus, the leading global workplace provider to deploy 8x8 Enterprise Communications as a Service (ECaaS) solution at Regus worldwide business centers.
  Announced 2,400-seat deployment across nine global locations for new enterprise customer NetSuite, the industry's leading provider of cloud-based financials/ERP and omnichannel commerce software suites.
  Announced new reseller agreement with Australian-based CSG, a leading business technology and communications solutions specialist, to resell the company's entire portfolio of enterprise cloud communications solutions to the Australian and New Zealand markets.
  Awarded four new U.S. patents related to Global Reach, contact center and communication technologies contributing to a total of 112 awarded patents.
  Named a "Leader" in the 2015 Gartner UCaaS Magic Quadrant and "Challenger" in both the 2015 Gartner CCaaS Magic Quadrant and 2015 Ovum Decision Matrix for Multichannel Cloud Contact Center Solutions.

Conference Call Information:

Management will host a conference call to discuss these results and other matters related to the Company's business today, October 22, 2015, at 4:30 pm ET. The call is accessible via the following numbers and webcast links:

Dial In:	(877) 843-0417, domestic (408) 427-3791, international
Replay:	(855) 859-2056, domestic (Conference ID # 51382384) (404) 537-3406, international (Conference ID # 51382384)
Webcast:	http://investors.8x8.com/

Participants should plan to dial in or log on ten minutes prior to the start time. A telephonic replay of the call will be available three hours after the conclusion of the call until midnight October 28, 2015. The webcast will be archived on 8x8's website for a period of one year. For additional information, visit http://investors.8x8.com.

8x8 also reported, in accordance with NASDAQ Listing Rule 5635(c)(4), that employment inducement awards were granted to 31 new employees in connection with their recent hiring. The employees received restrictive stock units ("RSUs") for 177,835 shares of the Company's Common Stock on September 17, 2015 and October 19, 2015, subject to their continued employment and other conditions.

About 8x8, Inc.

8x8, Inc. (NASDAQ:EGHT) is the trusted provider of secure and reliable cloud-based unified communications and virtual contact center solutions to more than 40,000 businesses operating in over 100 countries across six continents. 8x8's out-of-the-box cloud solutions replace traditional on-premise PBX hardware and software-based systems with a flexible and scalable Software as a Service (SaaS) alternative, encompassing cloud business phone service, contact center solutions, and web conferencing. For additional information, visit www.8x8.com, or www.8x8.com/UK or connect with 8x8 on Google+, Facebook, LinkedIn and Twitter.

Non-GAAP Measures

The Company has provided in this release financial information that has not been prepared in accordance with Generally Accepted Accounting Principles (GAAP). Management uses these non-GAAP financial measures internally in analyzing our financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating the Company's ongoing operational performance. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating 8x8's ongoing operating results and trends and in comparing financial results with other companies in the industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Non-GAAP Net Income and Non-GAAP Net Income Per Share

We have defined non-GAAP net income as net income for GAAP plus gain on patent sale, non-cash tax adjustments, stock-based compensation, amortization of acquired intangible assets and acquisition-related costs. Non-cash tax adjustments represent the differences between the amount of taxes we expect to pay and our GAAP tax provision each period. We have excluded stock-based compensation expense because it relies on valuations based on future events, such as the market price of our common stock, that are difficult to predict and are affected by market factors that are largely not within the control of management. Amortization of acquired intangible assets is excluded because it is a non-cash expense that we do not consider part of ongoing operations when assessing our financial performance, as it relates to accounting for certain purchased assets. We have excluded gain on patent sale because we consider it to have been an isolated transaction and believe it is not reflective of our ongoing operations, and it reduces comparability of periodic operating results when it is included. We have excluded acquisition-related expenses because these expenses are difficult to predict and are often one-time. We define non-GAAP net income per share as non-GAAP net income divided by the weighted-average diluted shares outstanding. We define non-GAAP net income percentage of revenue as non-GAAP net income divided by revenue. The GAAP and non-GAAP weighted average number of diluted shares to calculate GAAP and non-GAAP earnings per share are the same. We believe that such exclusions facilitate comparisons to our historical operating results and to the results of other companies in the same industry, and provides investors with information that we use in evaluating management's performance on a quarterly and annual basis.

Forward Looking Statements

This news release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934. These statements include, without limitation, information about future events based on current expectations, potential product development efforts, near and long-term objectives, potential new business, strategies, organization changes, changing markets, future business performance and outlook. Such statements are predictions only, and actual events or results could differ materially from those made in any forward-looking statements due to a number of risks and uncertainties. Actual results and trends may differ materially from historical results or those projected in any such forward-looking statements depending on a variety of factors. These factors include, but are not limited to, market acceptance of new or existing services and features, success of our efforts to target mid-market and larger distributed enterprises, changes in the competitive dynamics of the markets in which we compete, customer cancellations and rate of churn, impact of current economic climate and adverse credit markets on our target customers, our ability to scale our business, our reliance on infrastructure of third-party network services providers, risk of failure in our physical infrastructure, risk of failure of our software, our ability to maintain the compatibility of our software with third-party applications and mobile platforms, continued compliance with industry standards and regulatory requirements, risks relating to our strategies and objectives for future operations, including the execution of integration plans and realization of the expected benefits of our acquisitions, the amount and timing of costs associated with recruiting, training and integrating new employees, introduction and adoption of our cloud communications and collaboration services in markets outside of the United States, and general economic conditions that could adversely affect our business and operating results. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's reports on Forms 10-K and 10-Q, as well as other reports that 8x8, Inc. files from time to time with the Securities and Exchange Commission. All forward-looking statements are qualified in their entirety by this cautionary statement, and 8x8, Inc. undertakes no obligation to update publicly any forward-looking statement for any reason, except as required by law, even as new information becomes available or other events occur in the future.

# # #

Contact:
Joan Citelli, Director of Investor Relations
Joan.citelli@8x8.com
(408) 654-0970

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Service revenue	$46,951	$36,121	$91,119	$70,397
Product revenue	3,991	3,477	7,715	7,114
Total revenue	50,942	39,598	98,834	77,511

Operating expenses (1):
Cost of service revenue	9,186	7,505	17,645	14,502
Cost of product revenue	4,596	3,762	8,978	7,731
Research and development	6,446	3,496	11,526	6,902
Sales and marketing	26,730	19,440	50,554	38,600
General and administrative	5,657	3,893	11,725	7,771
Gain on patent sale	-	(1,000)	-	(1,000)
Total operating expenses	52,615	37,096	100,428	74,506
(Loss) income from operations	(1,673)	2,502	(1,594)	3,005
Other income, net	204	200	438	377
(Loss) income from operations before provision for income taxes	(1,469)	2,702	(1,156)	3,382
Provision for income taxes	423	1,411	1,208	2,083
Net (loss) income	$(1,892)	$1,291	$(2,364)	$1,299

Net (loss) income per share:
Basic	$(0.02)	$0.01	$(0.03)	$0.01
Diluted	$(0.02)	$0.01	$(0.03)	$0.01

Weighted average number of shares:
Basic	88,557	89,073	88,397	88,861
Diluted	88,557	91,615	88,397	91,568

(1) Amounts include stock-based compensation expense, as follows:

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Cost of service revenue	$263	$160	$482	$275
Cost of product revenue	-	-	-	-
Research and development	726	315	1,257	629
Sales and marketing	1,422	910	2,619	1,654
General and administrative	1,106	623	2,181	1,297
	$3,517	$2,008	$6,539	$3,855

8X8, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, unaudited)

	September 30,	March 31,
	2015	2015
ASSETS
Current assets:
Cash and cash equivalents	$28,795	$53,110
Short-term investments	120,352	123,984
Accounts receivable, net	10,135	6,642
Inventory	879	704
Deferred tax asset	3,678	4,454
Other current assets	4,833	2,702
Total current assets	168,672	191,596
Property and equipment, net	11,310	10,248
Intangible assets, net	25,083	12,260
Goodwill	48,695	36,887
Non-current deferred tax asset	43,169	43,169
Other assets	1,687	1,464
Total assets	$298,616	$295,624

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$9,852	$7,775
Accrued compensation	7,784	6,183
Accrued warranty	325	339
Deferred revenue	1,589	1,768
Other accrued liabilities	7,132	5,765
Total current liabilities	26,682	21,830

Other liabilities	4,223	1,583
Total liabilities	30,905	23,413

Total stockholders' equity	267,711	272,211
Total liabilities and stockholders' equity	$298,872	$295,624

8X8, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	Six Months Ended
	September 30,
	2015	2014
Cash flows from operating activities:
Net (loss) income	$(2,364)	$1,299
Adjustments to reconcile net (loss) income to net cash
provided by operating activities:
Depreciation	2,275	1,576
Amortization of intangible assets	1,563	1,133
Amortization of capitalized software	456	170
Net accretion of discount and amortization of premium on marketable securities	435	428
Stock-based compensation	6,539	3,855
Deferred income tax provision	687	2,002
Other	248	115
Changes in assets and liabilities:
Accounts receivable, net	(2,976)	(1,883)
Inventory	(200)	29
Other current and noncurrent assets	(794)	(608)
Deferred cost of goods sold	(77)	(340)
Accounts payable	1,006	980
Accrued compensation	1,234	918
Accrued warranty	(14)	(122)
Accrued taxes and fees	891	249
Deferred revenue	(621)	(564)
Other current and noncurrent liabilities	(1,173)	(607)
Net cash provided by operating activities	7,115	8,630

Cash flows from investing activities:
Purchases of property and equipment	(2,118)	(2,553)
Purchase of businesses, net of cash acquired	(23,434)	-
Cost of capitalized software	(708)	(181)
Proceeds from maturity of investments	24,106	21,600
Sales of investments - available for sale	31,299	25,537
Purchases of investments - available for sale	(52,286)	(57,854)
Net cash used in investing activities	(23,141)	(13,451)

Cash flows from financing activities:
Capital lease payments	(200)	(81)
Payment of contingent consideration	(150)	-
Repurchase of common stock	(10,133)	(80)
Proceeds from issuance of common stock under employee stock plans	2,076	1,699
Net cash (used in) provided by financing activities	(8,407)	1,538

Effect of exchange rate changes on cash	118	172
Net decrease in cash and cash equivalents	(24,315)	(3,111)

Cash and cash equivalents at the beginning of the period	53,110	59,159
Cash and cash equivalents at the end of the period	$28,795	$56,048

8x8, Inc.
Selected Operating Statistics
	Three Months Ended
	Sept. 30, 2014	Dec. 31, 2014	March 31, 2015	June 30, 2015	Sept. 30, 2015

Business customer average monthly service revenue per customer (1)	$ 299	$ 305	$ 320	$ 353	$ 360
Monthly business service revenue churn (2)(3)	0.9%	1.0%	0.5%	1.0%	0.8%

Overall service margin	79%	80%	81%	81%	80%
Overall product margin	-8%	-11%	-19%	-18%	-15%
Overall gross margin	72%	72%	73%	73%	73%

(1)

Business customer average monthly service revenue per customer is service revenue from business customers in the period divided by the number of months in the period divided by the simple average number of business customers during the period.

(2)

Business customer service revenue churn is calculated by dividing the service revenue lost from business customers (after the expiration of 30-day trial) during the period by the simple average of business customer service revenue during the same period and dividing the result by the number of months in the period.

(3)	Excludes DXI business customer service revenue churn for the period ending June 30, 2015.

8x8, Inc.
RECONCILIATION OF NET INCOME (LOSS) TO NON-GAAP NET INCOME
AND NON-GAAP NET INCOME PER SHARE
(In thousands, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Net (loss) income	$(1,892)	$1,291	$(2,364)	$1,299
Gain on patent sale	-	(1,000)	-	(1,000)
Non-cash tax adjustments	211	1,392	687	2,002
Amortization of acquired intangible assets	1,017	566	1,563	1,133
Stock-based compensation expense	3,517	2,008	6,539	3,855
Acquisition related expenses	121	-	1,043	-
Non-GAAP net income	$2,974	$4,257	$7,468	$7,289

Reconciliation between GAAP and non-GAAP weighted average shares used in computing basic and diluted net (loss) income per share:
Denominator for basic calculation	88,557	89,073	88,397	88,861
Effect of dilutive securities:
Employee stock options	1,529	2,187	1,618	2,335
Employee restricted purchase rights	904	355	885	372
Denominator for diluted calculation	90,990	91,615	90,900	91,568

GAAP net (loss) income per share - Diluted	$(0.02)	$0.01	$(0.03)	$0.01
Gain on patent sale	-	(0.01)	-	(0.01)
Non-cash tax adjustments	-	0.02	0.01	0.02
Amortization of acquired intangible assets	0.01	-	0.02	0.01
Stock-based compensation expense	0.04	0.03	0.07	0.05
Acquisition related expenses	-	-	0.01	-
Non-GAAP net income per share - Diluted	$0.03	$0.05	$0.08	$0.08

GAAP net (loss) income percentage of revenue	-4%	3%	-2%	2%
Gain on patent sale	0%	-2%	0%	-1%
Non-cash tax adjustments	1%	4%	1%	2%
Amortization of acquired intangible assets	2%	1%	1%	1%
Stock-based compensation expense	7%	5%	7%	5%
Acquisition related expenses	0%	0%	1%	0%
Non-GAAP net income percentage of revenue	6%	11%	8%	9%